As filed with the Securities and Exchange Commission on May 9, 2012

Registration No. 333-65850

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
POST-EFFECTIVE AMENDMENT NO. 4
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
______________________
TRIQUINT SEMICONDUCTOR, INC.
(Exact name of Registrant as specified in its charter)

Delaware	95-3654013
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2300 NE Brookwood Parkway
Hillsboro, Oregon 97124
(Address of principal executive offices, including zip code)

TRIQUINT SEMICONDUCTOR, INC.
SAWTEK Inc. SECOND STOCK OPTION PLAN
(Full title of the plan)

Ralph Quinsey
President and Chief Executive Officer
TriQuint Semiconductor, Inc.
2300 NE Brookwood Parkway
Hillsboro, Oregon 97124
503-615-9000
(Name, address and telephone number, including area code, of agent for service)
______________________
Copy to:

Danielle Benderly Perkins Coie LLP 1120 N.W. Couch Street, Tenth Floor Portland, Oregon 97209-4128
503-727-2000
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to Be Registered	Amount to Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value, including any associated preferred stock purchase rights, under the Sawtek Inc. Second Stock Option Plan	(1)	(1)	(1)	(1)

(1)No additional shares are being registered and registration fees were paid upon filing of the original Form S-8 Registration Statements with the Securities and Exchange Commission on July 25, 2001 (Registration No. 333-65850) for the plan. Therefore, no further registration fee is required.

EXPLANATORY NOTE
The Registrant suspended its Sawtek Inc. Second Stock Option Plan (the “Sawtek Plan”) with respect to issuances of new stock option grants thereunder, effective May 2, 2012, and adopted a new plan, the TriQuint Semiconductor, Inc. 2012 Incentive Plan (the “2012 Plan”), effective as of the date the 2012 Plan was approved by the Registrant's shareholders on May 2, 2012. The Registrant's Form S-8 Registration Statement filed with the Securities and Exchange Commission (the “Commission”) on July 25, 2001 (Registration No. 333-65850) (the “Registration Statement”) is hereby amended to provide that up to 14,952 shares available for issuance, but not issued or subject to outstanding options, under the Sawtek Plan are no longer issuable under the Sawtek Plan.
The Registration Statement shall remain in effect for purposes of outstanding stock options granted under the Sawtek Plan.
Item 8.        EXHIBITS

Exhibit Number	Documents
4.1	Sawtek Inc. 1983 Stock Option Plan *
4.2	Sawtek Inc. Employee Stock Ownership and 401(k) Plan *
4.3	Sawtek Inc. 2000 Implementation Agreement *
4.4	Sawtek Inc. 2000 Modified ESOP Loan Agreement *
4.5	Sawtek Inc. 2000 Renewed ESOP Note *
4.6	Sawtek Inc. Second Stock Option Plan *
4.7	Sawtek Inc. Stock Option Plan for Acquired Companies *
5.1	Opinion of counsel as to legality of securities being registered *
23.1	Consent of Independent Auditors *
23.2	Consent of Counsel (contained in Exhibit 5.1) *
24.1	Power of Attorney *
* Previously filed.

PART II
INFORMATION REQUIRED IN REGISTRATION STATEMENT

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S‑8 and has duly caused this Post-Effective Amendment No. 4 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hillsboro, State of Oregon, on May 9, 2012.
TriQuint Semiconductor, Inc.

/s/ Steven J. Buhaly

By:	Steven J. Buhaly
Vice President of Finance, Secretary and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 4 to Registration Statement has been signed by the following persons in the capacities indicated below on May 9, 2012.

Signature	Title
/s/ Ralph G. Quinsey Ralph G. Quinsey	Director, President and Chief Executive Officer (Principal Executive Officer)
/s/ Steven J. Buhaly Steven J. Buhaly	Vice President of Finance, Secretary and Chief Financial Officer (Principal Financial and Accounting Officer)
* Steven J. Sharp	Chairman of the Board
* Charles Scott Gibson	Director
* David H.Y. Ho	Director
* Nicolas Kauser	Director
* Walden C. Rhines	Director
* Willis C. Young	Director
*By /s/ Steven J. Buhaly Steven J. Buhaly, Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit Number	Documents
4.1	Sawtek Inc. 1983 Stock Option Plan *
4.2	Sawtek Inc. Employee Stock Ownership and 401(k) Plan *
4.3	Sawtek Inc. 2000 Implementation Agreement *
4.4	Sawtek Inc. 2000 Modified ESOP Loan Agreement *
4.5	Sawtek Inc. 2000 Renewed ESOP Note *
4.6	Sawtek Inc. Second Stock Option Plan *
4.7	Sawtek Inc. Stock Option Plan for Acquired Companies *
5.1	Opinion of counsel as to legality of securities being registered *
23.1	Consent of Independent Auditors *
23.2	Consent of Counsel (contained in Exhibit 5.1) *
24.1	Power of Attorney *
* Previously filed.